AMENDMENT TO CREDIT AGREEMENT

         THIS AGREEMENT, dated as of October 20, 2000, is entered into by and between THE H.B. GROUP, INC., a Utah corporation (the "Borrower") with its principal office at 6995 Union Park Center, Suite 300, Midvale, Utah 84047 and HEADWATERS INCORPORATED, a Delaware Corporation (the "Lender").

                              W I T N E S S E T H :

         WHEREAS, Borrower and Lender have entered into a Credit Agreement dated October 20, 2000 (the "Credit Agreement"); and

         WHEREAS, Borrower and Lender desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, the Borrower and the Lender agree as follows:

         Section 6.1 (k) of the Credit Agreement is hereby stricken and replaced in full by the following:

                  (k) (i) Maintain a current ratio, that is a ratio of current assets to current liabilities of not less than one (1.0) as of the end of each fiscal quarter; and

                           (ii) Show earnings before interest and taxes a) for
                  the months of October through December, 2000 with losses no greater than Five Hundred Thousand Dollars ($500,000.00) for the period; b) for the months of January and February of the year 2001 of not less than a total of Two Hundred Thousand Dollars ($200,000.00) for the period; and c) for the balance of the year 2001 of not less than One Hundred Thousand Dollars ($100,000.00) per month or of Three Hundred Thousand Dollars ($300,000.00) for any trailing three month period.

                           For purposes of calculating the ratio required by
                  Subsection (k)(i), the obligation created to Lender by this Credit Agreement and the other associated loan documents shall not be included in current liabilities.

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         Section 7(b) of the Credit Agreement is hereby stricken and replaced in full by the following:

                  (b) (i) Failure to perform or observe any of the terms, covenants, conditions, or agreements contained in the Warrant Agreement, the Investors' Rights Agreement, the Security Agreement, the Guaranty, the Stock Pledge Agreement, or this Agreement with the exception of the covenant in Section 6.1
                  (k) of this Agreement, which failure shall remain unremedied for a period of twenty (20) days after notice of the default; or

                           (ii) failure to maintain the ratio required by the
                  covenant in Section 6.1(k) of this Agreement which failure remains unremedied for a period of thirty (30) days after notice of the default and failure to show the earnings before interest and taxes set forth in Section 6.1(k); or

         Except as expressly changed pursuant to this Amendment, all of the terms and conditions of the Credit Agreement shall remain the same.


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         IN WITNESS WHEREOF, the parties have earned this Agreement to be duly executed as of the above date.

                                                      Borrower:
                                                      THE H.B. GROUP, INC.


                                                      By: /s/ Chad D. Briggs
                                                          -------------------
                                                      Name: Chad D. Briggs
                                                      Title:Vice Treasurer


                                                      Lender:
                                                      HEADWATERS INCORPORATED


                                                      By: /s/ Kirk A. Benson
                                                          ------------------
                                                      Name: Kirk A. Benson
                                                      Title:CEO